EXHIBIT 23.1

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Conectisys Corp.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Conectisys Corp. of our report dated June 17, 1996, relating to the consolidated financial statements of Conectisys Corp. and subsidiaries at November 30, 1995 and for the year then ended, which report appears in the Annual Report on Form 10-K of Conectisys Corp. for its year ended November 30, 1995.



                              /s/ BDO Seidman, LLP
                         ___________________________
                         BDO Seidman, LLP



Los Angeles, California
November 8, 1996